BYLAWS

                                       OF

                                   IOMED, INC.


                                   I. OFFICES

         The principal office of the corporation in the State of Utah shall be located in the City of Salt Lake, County of Salt Lake. The corporation may have such other offices, either within or without the State of Utah, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                II. SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday in the month of April in each year, beginning with the year 1986, at the hour of 10:00 o'clock a.m., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-fifth (1/5) of all outstanding shares of the corporation entitled to vote at the meeting.

         Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.

         Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purposes or purpose for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, not less than ten (10) days, but not to exceed, in any case, fifty (50) days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof.

         Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

         Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.

         Section 9. Voting of Shares. Each outstanding share entitled to vote shall have the voting rights specified in the Articles of Incorporation of the corporation.

         Section 10. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                             III. BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

         Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be six (6). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the corporation.

         Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors called by them.

         Section 5. Notice. Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address or at least one (1) day previously thereto by actual telephonic notice to each director. Such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid, if by mail, or at the time the call is completed, if by telephone. Any director may waive notice of any meeting. The attendance of a director of a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 6.  Quorum.  A majority  of the  number of  directors  fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 10. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  IV. OFFICERS

         Section 1. Number. The officers of the corporation shall be the Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and, subject to its direction, shall perform such acts on behalf of the corporation as he or she determines are appropriate.

         Section 6. President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and shall also preside at meetings of the Board of Directors in the absence of the Chairman of the Board of Directors or at the request of the Chairman. He may sign any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 7. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents, in the other designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         Section 8. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporation records and of the seal of the corporation; (d) keep a register of the address of each shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all of the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         Section 9. Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be determined by the Board of Directors; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer or by the President or the Board of Directors.

         Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         Section 12. Signature of Checks. Payment for corporate debts made by check or check vouchers may be signed by any of the officers of the corporation, or otherwise as the Board of Directors may from time to time by resolution direct.

                  V. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or facsimile thereof if such seal has been adopted by the Board of Directors.

         Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                  VI. DIVIDENDS

         The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.

                               VII. CORPORATE SEAL

         The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                             VIII. WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Utah Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                 IX. AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting.

                               X. INDEMNIFICATION

         To the full extent permitted by its Articles of Incorporation and by the Utah Business Corporation Act, the Corporation shall indemnify (and advance expenses to) its directors, officers and employees in connection with any action, suit, or proceeding, civil or criminal, to which such persons are made party by reason of being or having been a director, officer or employee of the Corporation. Additionally, the Corporation shall provide such indemnification of, and advancement of expenses to, such of its agents as the Board of Directors of the Corporation shall, from time to time, deem necessary, required or appropriate.

                               XI. CONTROL SHARES

         The provisions of the Control Shares  Acquisitions Act, as set forth in
Section 61-61-1, et seq. of the Utah Code Annotated shall not apply to control share acquisitions of shares of the Corporation.



                                    Secretary

                                   RESOLUTIONS
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                                   IOMED, INC.


RESOLVED, that Article III, Section 2 of the By-Laws of the Corporation be, and it hereby is amended to read in its entirety as follows (the "Amendment"):

         "The number of directors of the corporation shall be seven (7). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the corporation."

RESOLVED FURTHER, that the Amendment shall be effective as of the 30th day of May, 1997.

RESOLVED, that Mr. Michael Sember be and he hereby is elected and appointed to fill the vacancy on the Corporation's Board of Directors created by the Amendment; and

RESOLVED FURTHER, that Mr. Sember shall serve as a director of the Corporation until the next annual meeting of the shareholders of the Corporation; and

RESOLVED FURTHER, that at the next annual meeting of the shareholders of the Corporation, Mr. Sember (or such other person selected by Elan Corporation ("Elan") to serve as a member of the Corporation's Board of Directors) shall be nominated by the Corporation for election as a director and the Corporation shall recommend to its shareholders that Mr. Sember (or such other person designated by Elan) be elected to serve as a member of the Corporation's Board of Directors, all in accordance with the requirements of certain agreements entered into by the Corporation and Elan, effective as of April 14, 1997.